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                                                                      EXHIBIT 4
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                          IRREVOCABLE POWER OF ATTORNEY
                          -----------------------------

                                                  May 25, 2001



Bain Capital Investors, LLC
Two Copley Place, 7th Floor
Boston, MA  02116

Dear Sirs:

KNOW ALL PERSONS BY THESE PRESENTS THAT:

         1.   Appointment of Attorneys-in-Fact; Grant of Authority. The
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undersigned hereby irrevocably makes, constitutes, and appoints Bain Capital
Investors, LLC ("Bain Capital") as the true and lawful agent and attorney-in-fact of the undersigned (the "Attorney-in-Fact"), with full power and authority to act hereunder in its sole discretion all as hereinafter provided, in the name of and for and on behalf of the undersigned, as fully as could the undersigned if present and acting in person, with respect to all matters in connection with the securities of portfolio companies (the "Portfolio Companies") of Bain Capital Fund VI, L.P. (together with any parallel partnerships, "Fund VI"), Bain Capital Fund VII, L.P. (together with any parallel partnerships "Fund VII"), Bain Capital Venture Fund, L.P. (collectively with any parallel relationships, the "Venture Fund"), and any other fund currently existing or to be formed by Bain Capital or any affiliate of Bain Capital or of which Bain Capital or any of its affiliates is a general partner or managing partner (each a "Fund" and collectively, with Fund VI, Fund VII, and the Venture Fund, the "Funds") held by the undersigned, including, without limitation, the power and authority to:

              (a) vote the securities of the Portfolio Companies of the Funds from time to time owned by the undersigned;

              (b) execute, attest, witness, endorse and file such instruments, contracts, agreements, consents, waivers and other documents; and

              (c) approve, execute and deliver on behalf of the undersigned any and all documents, instruments and agreements relating to any of the Portfolio Companies (including but not limited to stockholders agreements and sale agreements), as the Attorney-in-Fact may, in its sole discretion, approve, the execution and delivery thereof by the Attorney-in-Fact to be conclusive evidence with respect to its approval thereof;

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              (d)    make any and all decisions in respect of, and take or cause to be taken, any and all further actions, and execute and deliver, or cause to be executed and delivered, any and all such documents, instruments and agreements, with such changes as the Attorney-in-Fact may, in its sole discretion, approve, the execution and delivery thereof by the Attorney-in-Fact to be conclusive evidence with respect to their approval thereof;

              (e) make any and all decisions in respect of, and take or cause to be taken, any and all further actions, and execute and deliver, or cause to be executed and delivered, any and all such documents, instruments and agreements, with such changes as the Attorney-in-Fact may, in its sole discretion, approve (such approval to be evidenced by their signature thereof), as may be necessary or deemed to be desirable by the Attorney-in-Fact.

         2.   Irrevocability. The undersigned has conferred and granted the
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power of attorney and all other authority contained herein in connection with securities of the Portfolio Companies. Therefore, the undersigned hereby agrees that all power and authority hereby conferred is coupled with an interest and is irrevocable; and to the extent not prohibited by law shall not be terminated by any act of the undersigned or by operation of law or by the occurrence of any event whatsoever, including, without limitation, the liquidation, dissolution, bankruptcy, or insolvency of the undersigned or any similar event.

         3.   Warranties and Agreements. The undersigned represents, warrants
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and agrees that:

              (a) all authorizations and consents necessary for the execution and delivery by the undersigned of this Irrevocable Power of Attorney have been given and are in full force and effect; and the undersigned has full right, power and authority to enter into this Irrevocable Power of Attorney;

              (b) the foregoing representations, warranties and agreements are for the benefit of, and may be relied upon by, the Attorney-in-Fact and its counsel. The undersigned agrees that the representations, warranties and agreements herein contained shall also be true and correct and in full force and effect through the termination date of each of the Funds and will immediately notify the Attorney-in-Fact of any default under or breach of this Irrevocable Power of Attorney (or of any event which, with notice or the lapse of time or both would constitute such a default or breach), and in the event any representation or warranty contained herein shall not be true or correct; provided, however, that nothing contained herein shall in any
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way affect the obligation of the undersigned hereunder to maintain such representations and warranties as true and correct and in full force and effect through the termination date of each of the Funds.

         4.   Release.   The undersigned hereby agrees to release the
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Attorney-in-Fact from any and all liabilities to which it may become subject insofar as such liabilities (or action in respect thereof) arise out of or are based upon any action taken or omitted to be taken by the Attorney-in-Fact, unless such liabilities shall be the direct result solely of the bad faith of the Attorney-in-Fact. This Paragraph 4 shall survive any termination of this Irrevocable Power of Attorney.

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         5.   Termination.  This Irrevocable Power of Attorney shall terminate
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with respect to a Fund on the date on which Fund terminates.

         6.   Governing Law.  This Irrevocable Power of Attorney shall be
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governed by, and construed in accordance with, the laws of the State of
Delaware.

         7.   Assignment.  This Irrevocable Power of Attorney shall be binding
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upon and inure to the benefit of the undersigned and its successors and assigns, except that the undersigned shall not have the right to assign its rights or obligations hereunder without the prior written consent of the Attorney-in-Fact.

         8.   Counterparts.  This Irrevocable Power of Attorney may be executed
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in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Power of Attorney effective as of May 25, 2001

                                 PEP Investments Pty Limited

                                 By: /s/ Timothy J. Sims
                                     -------------------
                                     Timothy J. Sims
                                     Managing Partner

         Bain Capital Investors, LLC hereby accepts the appointment as Attorney-in-Fact pursuant to the foregoing Irrevocable Power of Attorney attached hereto, and agrees to abide by, and act in accordance with, the terms of said Irrevocable Power of Attorney.

                                 BAIN CAPITAL INVESTORS, LLC

                                 By: /s/ Joshua Bekenstein
                                     ---------------------
                                     Name:  Joshua Bekenstein
                                     Title: Managing Director

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